Zelgor

Building the Next Level of Interactive Entertainment


NOOBS IN SPACE
NOOBTUBES
FIRE!

Invest

$0.50 minimum investment

Deadline July 31, 2021

in a month

Share Price

$0.50

Total Raised

$406,062

Valuation

$4,320,764

4(a)(6) offering provided by Netcapital Funding Portal Inc. Security transfer functionality provided by Netcapital Systems LLC.

Pitch Updates Discussion

INTRODUCTION

Zelgor is an interactive entertainment company launching a unique media franchise, called the Noobs. An army of outlandish aliens exploring the Universe, the Noobs look to follow the path of Angry Birds, a billion dollar IP, by disrupting the $150B Global Games Industry. As the Noobs rise in popularity, they plan to invade the world of shows, movies, merchandise, and beyond.

Backed by famous venture capitalist Tim Draper, co-creator of Guitar Hero, Kai Huang, and the founders of napster, the Zelgor team brings real-world experience building successful games like The Sims, Bioshock Infinite, and Dungeons & Dragons Online, and more.

MARKET OPPORTUNITY

Market


Total Revenue:
$5.4 Billion
Total Revenue:
$3.6 Billion
Total Revenue:
$6.4 Billion
Sources: sensortower.com, superdataresearch.com, pocketgamer.biz, thegamingeconomy.com

In 2018, video games eclipsed TV and streaming to become the most profitable sector of digital entertainment. Mobile games, in particular, are the most prominent and fastest-growing sector of the over $159B Video Games Industry, due to many high-profile success stories. Games like Candy Crush Saga, Clash of Clans, and Pokémon Go, have individually generated over a billion dollars in lifetime revenue. At its peak, Pokémon Go brought in as much as $2.5 million in a single day. Each of the companies behind these games reached multi-billion dollar valuations within two years of launching only a single game.

> **“The global games industry [is] projected to be worth a quarter of a trillion dollars by 2023.”**
>
> *Dean Takahashi*
> *- VentureBeat*

—

ZELGOR

Zelgor is using the world of mobile games as a launch pad for our first media franchise, the Noobs. Rovio used this strategy to turn the Angry Birds franchise into 4.5 billion game downloads across 12 games, 1.8 billion consumer products sold, and a $500M box office movie franchise. In similar fashion, we’ve positioned the Noobs to leverage success on mobile by expanding into merchandise, shows, movies, and more.

We combine the unique feel of the Noobs with mobile games that are designed to instantly engage users yet also providing long term goals and social experiences. By introducing them to the world through mobile games, we’re putting the Noobs on the fastest path to becoming a multi-billion dollar media franchise. As they rise in popularity, Zelgor will be uniquely positioned to rapidly grow our business by launching the Noobs into other forms of entertainment while also creating new original media franchises with similar potential.

—

NOOBS IN SPACE

Noobs in Space

Our first game, Noobs in Space, is the world’s introduction to the Noobs IP. Led by their outlandish leader, Major Noob, the Noobs are perpetually flying around the universe, exploring new planets, and dodging wacky obstacles along the way. Players collect and purchase new Noobs, UFOs, outfits, and additional digital goods as they explore the Universe.

Coming Soon to iOS App Store & Google Play Store

Noobs in Space



NOOBTUBES

Noobtubes

A natural sequel to Noobs in Space, NoobTubes is the story of the Noobs discovering Earth. The game connects to the real world and enables players to battle over territories like AT&T Stadium, the Eiffel Tower, and even your backyard. The battles are highly immersive and spectator friendly, giving them a more competitive, Esport-like potential.

Coming Soon to iOS App Store & Google Play Store

Noobtubes


0
TIME LEFT
02:44
2
Eliminated!
+5
+2
9
FIRE!

> "Space Noobs are the best kind of Noobs. Their invasion continues... I look forward to exploring new Noob planets, suns, black holes, and quasars."
>
> *Tim Draper*
> *- Founding Partner at Draper Associates, DFJ, and Draper University*

BUSINESS MODEL

Our goal is to build games with a strong life-time value, while at the same time generating revenue in an effective but non-intrusive manner. Zelgor games are free to download, which makes it easy for anyone to try them out and share the fun with their friends. Within each game, players can spend money on virtual items like new Noobs, UFOs, costumes, and other fun virtual goods.

Room



Concept Art of Potential Noob Merchandise

Additionally, we plan to generate revenue by integrating sponsored content and non-intrusive in-game ads and building strategic franchise partnerships to create Noob branded merchandise. As the Noobs IP continues to grow in popularity, we'll expand our games to additional gaming consoles (PC, Xbox, Playstation) and expand our content into other multimedia platforms, including TV and movies.

Movie theater



Noobs watching Noobs on the big screen!

Virtual Goods for Sale:

- Character and avatar customization with costumes, skins, and accessories
- Social and shareable content, such as dances, stickers, and emotes
- Season passes which unlock additional game content for the player
- In-game currency, Sugar Cubes and Noob Berries

Royalties, Licensing, & Partnerships:

- Expansion of NoobTubes IP to additional game consoles (PC, Xbox, Playstation)
- Animated shorts and mini-series
- Feature films and television shows
- Strategic franchise partnerships to create Noob branded merchandise and consumer packaged goods
- Licensing Zelgor's real world map technology to third party game publishers and app developers

Skater


SWAG
NOOB

Bear



Burglar



Concept Art of Noob Costumes & Accessories

McNoob


PIPING
COLD

Concept Art of Potential Strategic Partnerships Opportunities

> “The Noobs have a real personality that feels new and original. It will be fantastic to see them cross a variety of platforms, including games, TV, and movies.”
>
> *Kai Huang*
> *- Co-founder at RedOctane, creators of Guitar Hero*

LEADERSHIP TEAM



John Fanning, Jr.

Founder and CEO

John Fanning Jr. graduated from the University of Miami in 2014 with a Bachelor's degree in Entrepreneurship. John was part of the inaugural class of Draper University, founded by venture capitalist Tim Draper. While at Draper University, John finished in one of the Venture Capital Pitch Competition’s top spots for his GPS-based mobile video game idea. He also led his team to be named the first-ever Draper University Champions. This idea became the launch point for John founding Zelgor Inc.



Phil Fogerite

Chief Product Officer

Phil is a veteran software developer, with more than 13 years of game development experience. He spent three years working at Ghost Story Games, building cutting-edge analytics and game balance systems for an unannounced title. Previously, Phil worked on Dungeons & Dragons Online, under Warner Brothers Game Studios. His early years in the game industry include working with Sega and Marvel on The Incredible Hulk. He also spent three years working on The Sims with Electronic Arts.



Spencer Bramson

Chief Marketing Officer

Spencer Bramson's prescient pulse on popular culture and passion for cultivating unique experiences has enabled him to create some of the most innovative brand engagement campaigns for the world's top consumer packaged goods and technology companies, including Milky Way, Spotify, Google, Blackberry, Procter & Gamble, Mazda, Thomson Reuters, and Ford Motors. After founding his first agency at 19 years old, he quickly rose to the top of his peers in Boston and Los Angeles, leading him to receive multiple awards.



Will Teixeira

Lead Engineer

Before joining Zelgor Games, Will held the title of Lead Engineer and Evil Genius at OtherSide Entertainment. He led the development of Underworld Overlord (Gear VR and Oculus GO) (a Mobile VR & Oculus game) and Underworld Ascendant, released on both Xbox One and PS4. Will was also an integral team member at Warner Brothers Games, where he helped develop Dungeons and Dragons Online. Will holds a degree in Game Development and Simulation Programming Technology from the New England Institute of Technology.





Andres Gonzalez
Lead Designer

Andres Gonzalez is an award-winning Game Designer with over 12 years of experience. As Lead Designer at Ghost Story Games, Andres spent six years spearheading the vision and systems design for their latest game. Andres also previously worked at Irrational Games as the Lead Designer on BioShock Infinite DLC (Downloadable Content) and Lead Combat Designer on Bioshock Infinite.

Major Noob
Leader of Noobs

Major Noob is the outlandish leader of the Noobs. Previously an average grape Noob, no one is quite sure how or when Major Noob came into power. Then again, Noobs aren't the types to ask those kinds of questions! Major Noob is extremely enthusiastic about exploring the universe and working with top notch Science Noobs to develop wacky new alien technology. Prove yourself to Major Noob and you just might receive your very own Noob Ship!

NOOBS IN THE WORKS



Kazoo
The Trickster



Ziggy
The Leader



Nibbles
The Support

Concept Art of our First Three Noob Characters

INVESTORS



Tim Draper
Founding Partner at Draper Associates and DFJ

Tim Draper is a top global venture capitalist and founder of Draper Associates, DFJ, and the Draper Venture Network. The firms' investments include Coinbase, Robinhood, TwitchTV, Skype, Tesla, Baidu, SpaceX, and many others. He also created Draper University of Heroes, which has launched entrepreneurs who have built 350 companies, including Zelgor Games, NVision (sold for $275 million), and crypto leaders QTUM.



Shawn Fanning
Founder of napster

Shawn Fanning is a famous American computer programmer, entrepreneur, and angel investor. In 1999 he developed napster, the first popular peer-to-peer ("P2P") file-sharing platform. The company eventually sold to Best Buy for over $100 million. His success as an entrepreneur led to him becoming a talented angel investor, participating in early-stage financings for high profile companies, including the seed investment in Uber.



Kai Huang

President of RedOctane and Guitar Hero

Kai Huang is a Venture Partner at Idea Bulb Ventures. He is the co-founder and ex-CEO of RedOctane and the co-creator of the Guitar Hero video game franchise, acquired by Activision in June 2006. Kai was also co-founder and CEO of Adux Software, a software company developing solutions for the server appliance market. Kai holds a BA in Computer Science from the University of California at Berkeley.



Nolan Bushnell

Founder of Atari and Chuck E. Cheese

Nolan Bushnell is a technology pioneer, entrepreneur, and scientist. He is best known as the founder of Atari Corporation and Chuck E. Cheese Pizza Time Theater. Over the past four decades, Bushnell has founded numerous companies, including Catalyst Technologies, the first technology incubator; Etak, the first car navigation system whose mapping is still the basis for car navigation systems today; Androbot, a personal robotics company; and ByVideo, the first online ordering system.





Michael Dornbrook

COO of Harmonix Music Systems

Mike Dornbrook served as COO at Harmonix Music Systems for 12 years. Harmonix's most famous product, Guitar Hero, has earned critical acclaim and sold over $3 billion in sales. Rock Band, Harmonix's next franchise, hit $1 billion in sales in just over one year. Mike serves as a Venture Partner & Investment Committee Member at Converge Venture Partners.

Larry Sonsini

Founding Partner of Wilson Sonsini Goodrich & Rosati

Larry W. Sonsini is internationally recognized for his expertise in the areas of corporate law, corporate governance, securities, and mergers and acquisitions. He has been instrumental in many of the financings, IPOs, mergers, acquisitions, and other key transactions of Silicon Valley and beyond. Larry has served on a number of advisory boards and committees, including the SEC's Advisory Committee on Capital Formation and Regulatory Processes.

CLOSING STATEMENT

With two games in development and backed by Tim Draper, Shawn Fanning, and Kai Huang, Zelgor Inc is strategically positioned to take over the world of mobile games and beyond. Now we're inviting Netcapital Investors to share in our success as the Noobs prepare to embark on their maiden voyage into the deepest depths of the Universe.

Space Noobloid



NEWS AND UPDATES

- Jul 08, 2020: Zelgor Games Appoints Veteran AAA Game Designer Andres Gonzalez to Lead Designer
- Jun 08, 2020: Will Teixeria Accepts Zelgor Game's Offer as Lead Engineer
- Feb 19, 2020: Zelgor Announces Partnership with Disruptor Beam

MEDIA AND INTERVIEWS

- John Fanning, Jr. CEO of Zelgor Games: Out of Catastrophe Comes Opportunity
- Zelgor Games Winner Pitch - Founders Live Prime Time Competition
- Zelgor Demo Day Pitch
- The Rise of The Noobs - Zelgor Investment Webinar with KingsCrowd

USE OF PROCEEDS

If the offering's maximum amount of $535,000 is raised:

Use	Value	% of Proceeds
Game Development	$120,000	22.4%
Management Salaries	$150,000	28.0%
Software	$60,000	11.2%
3rd party vendors	$148,785	27.8%
Marketing	$30,000	5.6%
Intermediary fees	$26,215	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Zelgor Inc. This offering must raise at least $10,000 by July 31, 2021 at 12:59am ET. If this offering doesn't reach its *target*, then your money will be refunded. Zelgor may issue additional securities to raise up to $535,000, the offering's *maximum*.

$406,062 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,711,528 shares
× $0.50 per share
$4,855,764 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on February 27, 2020
- Form C/A on April 10, 2020
- Form C/A on June 1, 2020
- Form C/A on July 6, 2020
- Form C/A on August 13, 2020
- Form C/A on September 11, 2020
- Form C/A on September 28, 2020
- Form C/A on October 6, 2020
- Form C/A on November 2, 2020
- Form C/A on November 17, 2020
- Form C/A on November 20, 2020
- Form C/A on December 4, 2020
- Form C/A on December 4, 2020
- Form C/A on December 9, 2020
- Form C/A on December 28, 2020
- Form C/A on January 13, 2021
- Form C/A on January 28, 2021
- Form C/A on February 10, 2021
- Form C/A on February 24, 2021
- Form C/A on March 25, 2021
- Form C/A on April 15, 2021
- Form C/A on April 19, 2021
- Form C/A on April 30, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Jun 23, 2021	Zelgor launches first mobile game stability...
Apr 30, 2021	Filed Form C/A
Apr 19, 2021	Filed Form C/A
Apr 16, 2021	Hello Netcapitalists! In celebration of...
Apr 15, 2021	Filed Form C/A
Mar 25, 2021	Filed Form C/A
Feb 24, 2021	Filed Form C/A
Feb 10, 2021	Filed Form C/A
Jan 28, 2021	We have now reached $250,000 raised from over...
Jan 28, 2021	Filed Form C/A
Jan 13, 2021	Filed Form C/A
Dec 28, 2020	Filed Form C/A
Dec 9, 2020	Filed Form C/A
Dec 4, 2020	Filed Form C/A
Dec 4, 2020	Filed Form C/A
Nov 20, 2020	Filed Form C/A
Nov 17, 2020	Filed Form C/A
Nov 3, 2020	Hi Netcapital Investors! With 2020 being such...
Nov 2, 2020	Filed Form C/A
Oct 6, 2020	Filed Form C/A
Sep 28, 2020	Filed Form C/A
Sep 11, 2020	Filed Form C/A
Aug 13, 2020	Filed Form C/A
Jul 6, 2020	Filed Form C/A
Jun 1, 2020	Filed Form C/A
Apr 10, 2020	Filed Form C/A

Feb 27, 2020 • Filed Form C

Feb 26, 2020 • Primary offering of 1,070,000 shares at $0.50

Jul 24, 2017 • Primary offering finalized, selling 376,528 shares

Apr 28, 2017 • Primary offering of 400,000 shares at $0.25

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